Exhibit 99.2

CONSOLIDATED FINANCIAL STATEMENTS

and INDEPENDENT AUDITORS’ REPORT

SOUTHERN COLORADO CORP.

AND SUBSIDIARY

December 31, 2017

INDEPENDENT AUDITORS' REPORT

Board of Directors

Southern Colorado Corp.

Inverness, Illinois

We have audited the accompanying consolidated financial statements of Southern Colorado Corp. and Subsidiary, which are comprised of the consolidated statement of financial condition as of December 31, 2017, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Colorado Corp. and Subsidiary at December 31, 2017 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Report on Consolidating Information

Our audit was conducted for the purpose of forming an opinion on the 2017 consolidated financial statements as a whole.  The accompanying consolidating schedules on pages 35 and 36 are presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position and results of operations of the individual companies, and are not a required part of the consolidated financial statements.  The supplemental consolidating schedules are the responsibility of management and were derived from and relate directly to the underlying accounting and other records used to prepare the consolidated financial statements.  The supplemental consolidating schedules have been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling the information directly to the underlying accounting records used to prepare the consolidated financial statements and to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America.  In our opinion, the supplemental consolidating schedules are fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ Fortner, Bayens, Levkulich, & Garrison, P.C.

Denver, Colorado

July 10, 2018

Southern Colorado Corp. and Subsidiary

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

December 31, 2017

(dollars in thousands, except per share amounts)

ASSETS
Cash and due from banks	$2,204
Interest-bearing deposits in banks	15,537
Total cash and cash equivalents	17,741
Investment securities available for sale	31,403
Federal Home Loan Bank stock, at cost	127
Loans, net of allowance for loan losses of $1,136	35,461
Accrued interest receivable	302
Premises and equipment, net	1,989
Real estate held for sale	132
Other assets	141
Total assets	$87,296

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits
Noninterest-bearing	$26,737
Interest-bearing	52,515
Total deposits	79,252
Notes payable	500
Accrued expenses and other liabilities	186
Total liabilities	79,938
Commitments and contingencies (Notes 4, 9 and 16)
Stockholders' equity
Common stock - $1.00 par value; 200,000 shares authorized; 160,000 shares issued and outstanding	160
Additional paid-in capital	5,370
Retained earnings	1,980
Accumulated other comprehensive loss	(152)
Total stockholders' equity	7,358
Total liabilities and stockholders' equity	$87,296

The accompanying notes are an integral part of this consolidated statement.

Southern Colorado Corp. and Subsidiary

CONSOLIDATED STATEMENT OF INCOME

Year Ended December 31, 2017

(dollars in thousands, except per share amounts)

Interest and dividend income
Loans, including fees	$1,937
Taxable investment securities	108
Tax-exempt investment securities	511
Federal Home Loan Bank stock	4
Interest-bearing deposits in banks	92
Total interest and dividend income	2,652
Interest expense
Deposits	233
Notes payable	21
Total interest expense	254
Net interest income	2,398
Credit for loan losses	(200)
Net interest income after credit for loan losses	2,598
Noninterest income
Service charges on deposit accounts	99
ATM and debit card	184
Mortgage banking	192
Net gain on sale of securities available for sale	16
Other noninterest income	19
Total noninterest income	510
Noninterest expense
Salaries and employee benefits	1,173
Occupancy and equipment	294
Data processing and software	142
ATM and debit card	134
Management and administration fees	220
Other noninterest expense	480
Total noninterest expense	2,443

NET INCOME	$665
EARNINGS PER SHARE	$4.16

The accompanying notes are an integral part of this consolidated statement.

Southern Colorado Corp. and Subsidiary

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Year Ended December 31, 2017

(dollars in thousands)

Net income	$665
Other comprehensive income
Change in unrealized gain/loss on securities available for sale	43
Reclassification adjustment for net gain on sale of securities available for sale realized in net income	(16)
Total other comprehensive income	27

TOTAL COMPREHENSIVE INCOME	$692

The accompanying notes are an integral part of this consolidated statement.

Southern Colorado Corp. and Subsidiary

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

Year Ended December 31, 2017

(dollars in thousands)

	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive loss	Total
Balance at December 31, 2016	$160	$5,370	$1,315	$(179)	$6,666
Net income	—	—	665	—	665
Other comprehensive income	—	—	—	27	27
Balance at December 31, 2017	$160	$5,370	$1,980	$(152)	$7,358

The accompanying notes are an integral part of this consolidated statement.

Southern Colorado Corp. and Subsidiary

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2017

(dollars in thousands)

Cash flows from operating activities
Net income	$665
Adjustments to reconcile net income to net cash from operating activities
Credit for loan losses	(200)
Depreciation and software amortization	138
Net amortization on investment securities	261
Gain on sale of securities available for sale	(16)
Federal Home Loan Bank stock dividends	(3)
Net loss on disposition of premises and equipment	15
Net loss on sales and write-downs of real estate held for sale	7
Net change in:
Accrued interest receivable	(52)
Other asssets	4
Accrued expenses and other liabilities	(10)
Net cash provided by operating activities	809
Cash flows from investing activities
Purchase of securities available for sale	(8,923)
Maturities, calls and paydowns of securities available for sale	5,959
Sale of securities available for sale	217
Redemption of Federal Home Loan Bank stock	1
Loan originations and principal collections, net	(9)
Acquisition of premises, equipment and software	(72)
Proceeds from sale of real estate held for sale	138
Net cash used in investing activities	(2,689)
Cash flows from financing activities
Net change in deposits	6,080
Net cash provided by financing activities	6,080
Change in cash and cash equivalents	4,200

Cash and cash equivalents at beginning of year	13,541

Cash and cash equivalents at end of year	$17,741

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for interest	$248
Supplemental Disclosures of Non-Cash Transactions
Net change in unrealized gain/loss on securities available for sale	$27
Loan balances transferred to foreclosed assets	$—

The accompanying notes are an integral part of this consolidated statement.

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

The accounting and reporting policies of Southern Colorado Corp. and Subsidiary conform to accounting principles generally accepted in the United States of America (“GAAP”) and to general practice within the banking industry.  The following is a summary of the significant accounting and reporting policies:

Organization and Principles of Consolidation

Southern Colorado Corp. (“SCC”) is a bank holding company that owns 100% of the stock of Citizens Bank of Pagosa Springs (“the Bank”).  SCC and the Bank are collectively referred to as “the Company.”

The accompanying consolidated financial statements include the consolidated totals of the accounts of SCC and the Bank.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Nature of Operations

The Company provides a full range of banking and mortgage services to individual and business customers through its two branches located in Pagosa Springs, Colorado.

The Company is subject to competition from other financial institutions, and from non-financial institutions that provide financial products and services, for loans and deposit accounts. The Company is also subject to regulation by certain governmental agencies and undergoes periodic examinations by those regulatory agencies.  SCCs primary regulator is the Federal Reserve, and the Bank’s primary regulators are the state of Colorado Division of Banking and the Federal Deposit Insurance Corporation.

Use of Estimates

In preparing the financial statements in accordance with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period.  Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the fair value of financial instruments.  In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties and assesses estimated future cash flows from borrowers’ operations and the liquidation of loan collateral.  In connection with the determination of the fair value of financial instruments, management obtains valuations from a third-party investment accounting service provider except for certain securities valued using level 3 inputs (see Note 12 on fair value measurement).

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

Significant Group Concentrations of Credit Risk

Most of the Company's activities are with customers located within the Company’s areas of operations. A majority of the Company’s loans are related to real estate.  Borrowers’ abilities to honor their loans are dependent upon the continued economic viability of the areas in which the Company lends.  Note 3 discusses the types of lending in which the Company engages.  Note 2 discusses the types of securities in which the Company invests.

Cash and Cash Equivalents

Cash and cash equivalents include cash, transaction accounts at other financial institutions and interest-bearing balances at the Federal Reserve Bank (including reserve requirements and excess reserves) and at the Federal Home Loan Bank of Topeka.  For the Statement of Cash Flows, net cash flows are reported for customer loan and deposit transactions.

Balances in transaction accounts at other financial institutions may at times exceed amounts covered by federal deposit insurance. Management regularly evaluates the credit risk associated with other financial institutions and believes that the Company is not exposed to any significant credit risks on cash and cash equivalents.

Investment Securities

Investment securities are classified as “available for sale” and are stated at estimated fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

The amortized cost of debt securities classified as available for sale is adjusted for amortization of purchase premiums and accretion of purchase discounts.  Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.  For mortgage-backed securities, the term of the security is the expected life of the security given estimated paydowns.  For other securities, the term of the security is the earlier of final maturity or the expected call date.  The Company believes amortization to the call date rather than the final maturity date is insignificant to the financial statements as a whole.  Gains and losses on the sale of securities are determined using the specific identification method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation.  For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer.  Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as an impairment charge to earnings.  For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which is recognized as an impairment charge to earnings, and 2) OTTI related to other factors, which is recognized in other comprehensive income.

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.  For equity securities, the entire amount of impairment is recognized through earnings.

Federal Home Loan Bank Stock

The Company, as a member of the Federal Home Loan Bank system, is required to maintain an investment in the capital stock of the Federal Home Loan of Topeka.  No ready market exists for this stock, and it has no quoted market value and may generally only be redeemed by the Federal Home Loan Bank at par.  For reporting purposes, such stock is considered restricted and is carried at cost.

Loans

Loans that the Company has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, deferred fees or costs on originated loans and purchase premiums or discounts on purchased loans.  Interest income is accrued on the unpaid principal balance.  Loan origination fees, net of certain direct origination costs, are deferred and recognized into interest income over the life of related loans using the interest method.

Past due loans are any loans for which payments of interest, principal or both have not been received within the timeframes designated by the loan agreements.  Loans with payments in arrears but for which borrowers have resumed making scheduled payments are considered past due until arrearages are brought current. Loans that experience insignificant payment delays or payment shortfalls generally are not considered past due. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

The accrual of interest on any loan is discontinued at the time the loan is 90 days past due unless the loan is well secured and in process of collection.  Additionally, loans are placed on nonaccrual at an earlier date if collection of principal or interest is considered doubtful.  When placing a loan on nonaccrual status, interest accrued to date is generally reversed and is charged against the current year's interest income.  Payments received on a loan on nonaccrual status are applied against the balance of the loan. A loan is returned to accrual status when principal and interest are no longer past due and collectibility is no longer doubtful.

Troubled debt restructurings are loans for which concessions in terms have been made as a result of the borrower experiencing financial difficulty. Generally, concessions granted to customers include lower interest rates and modification of the payment stream to lower or defer payments.  Interest on troubled debt restructurings is accrued under the new terms if the loans are performing and full collection of principal and interest is expected.  However, interest accruals are discontinued on troubled debt restructurings that meet the Company’s nonaccrual criteria.

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

Generally, loans are charged off in whole or in part after they become significantly past due unless the loan is in the process of restructuring or collection efforts are ongoing and deemed likely to be successful.  Charge off amounts are determined based upon the carrying amount of loans and the amount estimated to be collectible as determined by analyses of expected future cash flows and the liquidation of loan collateral.

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses, and is established through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

The allowance consists of specific and general components as follows:

1)

The specific component relates to loans that are considered impaired, and is comprised of valuation allowances calculated on a loan-by-loan basis for impaired loans in excess of a nominal percentage of the Bank’s capital, and calculated on a pool basis for impaired loans below the percentage-of-capital threshold. Impaired loans are all specifically identified loans for which it is probable that the Company will not collect all amounts due according to the contractual terms of the loan agreement.  Factors considered by management in determining whether a loan is impaired include payment status, collateral value, the borrower’s financial condition and overall loan quality as determined by an internal loan grading system.

Included in impaired loans are all nonaccrual loans and all troubled debt restructurings.  Loans that experience insignificant payment delays or payment shortfalls generally are not considered impaired.  For individually evaluated impaired loans for which repayment is expected solely from the collateral, impairment is measured based on the fair value of the collateral.  For other individually evaluated impaired loans, impairment may be measured based on the fair value of the collateral or on the present value of expected future cash flows discounted at the loan’s original effective interest rate.  For impaired loans evaluated on a pool basis, impairment is measured based on statistics reflective of the increased risk of the loan pool.   When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance.

2)

The general component relates to non-impaired loans, and is based on historical loss experience adjusted for the effects of qualitative factors that are likely to cause estimated credit losses as of the evaluation date to differ from the portfolio’s historical loss experience.  Qualitative factors include the following: economic conditions; industry conditions; changes in lending policies and procedures; trends in the volume and terms of loans; the experience, ability and depth of lending staff; levels and trends in delinquencies and impaired loans; levels and trends in charge-off and recovery activity; levels and trends of loan quality as determined by an internal loan grading system; portfolio concentrations.

Although the allowance contains a specific component, the entire allowance is available for any loan that, in management’s judgment, should be charged off.

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

On a quarterly basis, management estimates the allowance balance required using the criteria identified above in relation to the relevant risks for each of the Company’s major loan segments.  Significant overall risk factors for both the Company’s commercial and consumer portfolios include the strength of the real estate market and general economic activity in the Company’s market area.

The quality of the Company's loan portfolio is assessed as a function of the levels of past due loans and impaired loans, and internal credit quality ratings which are updated quarterly by management. The ratings on the Company’s internal credit scale are an important part of the Company's overall credit risk management process and are considered in the determination of the allowance for loan losses, and are grouped as follows:

Pass -   Loans with minimal to average identified credit risk.  These loans have borrowers considered creditworthy who have the ability to repay the debt in the normal course of business.  Borrowers have a sound primary and secondary repayment source, with sufficient cash generation to meet ongoing debt service requirements.  Loans are typically fully secured with marketable, margined collateral.

Special mention -   Loans with potential credit weaknesses which deserve management’s close attention.  If left uncorrected, these potential weaknesses may result in deterioration of repayment prospects or the Company’s credit position at some future date.  These loans exhibit characteristics such as declining or stressed financial condition of the borrower, and declining or narrow collateral coverage.

Substandard – Loans inadequately protected by the current financial condition and paying capacity of the borrower or the collateral pledged, if any.  These loans have a well-defined weakness or weaknesses that jeopardize the repayment of the debt.  These loans are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.  In some instances, though not all, the weakness or weaknesses in these loans will necessitate nonaccrual treatment.

Doubtful – Loans in this category have all the weaknesses inherent in those classified as Substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable.  The probability of loss is extremely high, but because of certain important and reasonably specific factors that may work to the advantage and strengthening of the loans, classification as a loss is deferred until more exact status may be determined.

Loss – Loans considered loss are considered uncollectable and of such little value that their continuance as a bankable asset, even with a valuation allowance, is not warranted.  This does not mean the loans have no recovery or salvage value, but rather it is not practical or desirable to defer a charge-off even though a partial recovery may be effected in the future.  Loans classified as a loss are charged-off in the period they are deemed uncollectible.

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

Management believes that the allowance for loan losses is adequate.  However, determination of the allowance is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or credit conditions change.  In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance.  Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination.

Premises and Equipment

Land is carried at cost.  Buildings and equipment are stated at cost less accumulated depreciation.  Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets - generally 20 to 40 years for buildings and improvements, and 5 to 7 years for furniture and equipment. Maintenance and repairs, which do not extend the useful lives of premises and equipment, are charged to expense as incurred.

Real Estate Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value when acquired (less an estimate of cost to sell), establishing a new cost basis.    If fair value declines subsequent to acquisition, a valuation allowance is recorded through earnings.  Operating expenses relative to real estate held for sale are expensed as incurred, while certain improvements may be capitalized if the expenditures are likely to be recaptured upon disposition of the real estate.   Gain or loss on sale, if any, is recognized at the time of sale.

Income Taxes

The Company has elected taxation under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company neither pays federal corporate income taxes on its taxable income nor is allowed a net operating loss carryover or carryback as a deduction.  Instead, the stockholders of the Company include their respective share of the consolidated taxable income or loss in their individual income tax returns.  Accordingly, no income taxes are reflected in the consolidated financial statements.

The Company is no longer subject to examination by federal tax authorities for years before 2014.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income/loss. The only component of other comprehensive income/loss consists of net unrealized holding gains and losses on available for sale securities, with no related tax effects.

Earnings Per Share

Earnings per share is computed by dividing net income by the weighted average number of shares outstanding.  The Company has no dilutive instruments and accordingly reports only basic earnings per share.

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

Off- Balance Sheet Financial Instruments

In the ordinary course of business, the Company enters into off-balance-sheet financial instruments consisting of commitments to extend credit, unused lines of credit, standby letters of credit and undisbursed loans in process.  These financial instruments are recorded in the financial statements when they are funded.

In conjunction with the determination of the allowance for loan losses, and using the same criteria, the Company determines the extent of credit risk on its off-balance sheet financial instruments and whether there are probable incurred credit losses on those instruments for which a loss provision is necessary.  The Company has determined that there is minimal credit risk on its off-balance sheet financial instruments, and accordingly has not recorded a loss provision or allowance for those instruments.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been relinquished and, for loan participations sold, incoming cash flows on the base loan are allocated to all participants on a pro-rata basis. Control over transferred assets is deemed to be relinquished when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Mortgage Banking and Loan Servicing

Loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value.  Net unrealized losses, if any, are recognized through a valuation allowance charged to earnings.  There are no loans held for sale at December 31, 2017.

Mortgage banking income is comprised of servicing fees on loans sold to other parties that are serviced for those parties, and from the origination fees and sale premiums on the loans sold. Servicing fees are recognized over the servicing period as the fees are collected, and loan origination fees and sale premiums are recognized at the time of sale.   Loans sold to other parties that are serviced for those parties are not included in the consolidated statement of financial position as they are not assets of the Company.

The Company has not recorded a mortgage servicing right asset for loans sold with servicing retained as it believes that recording a servicing right asset would be immaterial to the consolidated financial statements as a whole.

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, excluding transaction costs. When measuring fair value, entities should maximize the use of observable inputs and minimize the use of unobservable inputs. The following describes the three levels of inputs that may be used to measure fair value:

▪	Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

▪

Level 2 Inputs— Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

▪	Level 3 Inputs—Unobservable inputs that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

Significant Applicable Accounting Standards Updates Not Yet Effective

Accounting Standards Update 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.   Under the new standard, the Company will be required to convert from the existing incurred-loss model for determining the allowance for loan losses to an expected-loss model.  An expected-loss model will determine the allowance for loan losses balance based upon credit losses expected to be incurred over the life of the loan portfolio, and will consider not only current credit conditions but also reasonably supportable expectations as to future credit conditions.  The standard will also require securities held to maturity to be evaluated for impairment under an expected-loss model.  The standard is effective for the Company beginning January 1, 2021.  Management is in the processing of determining the impact of the standard on the Company’s consolidated financial statements.

Accounting Standards Update 2016-02, Leases (Topic 326).   Under the new standard, the Company will be required to record a right-of-use asset for leased property and also record a corresponding lease liability.   In general, rather than expense lease payments as they are made as currently done under operating lease guidance, the right-of-use asset will be amortized to expense over the lease term and lease payments will reduce the lease obligation.   The standard is effective for the Company beginning January 1, 2020 and is not expected to have a significant impact on the consolidated financial statements.

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

Accounting Standards Update 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.  Under the new standard, certain equity investments are required to be carried at fair value, with changes in fair value recognized in net income. This applies to equity investments with readily determinable fair values that are not consolidated or carried on the equity method.  Debt securities classified as available-for-sale will continue to be carried at fair value with changes in fair value recorded through other comprehensive income.  The standard is effective for the Company beginning January 1, 2019, and is not expected to have a significant impact to the consolidated financial statements.

Accounting Standards Update 2014-09, Revenue from Contracts With Customers (Topic 606).  The new standard prescribes a five-step model to determine the amount and timing of revenue recognition related to the consideration the Company expects to receive from the transfer of goods and services.  The standard does not apply to financial instruments, and accordingly will not impact the Company’s recognition of interest income on its loans and investment securities, and will not impact the Company’s recognition of revenue from sales or transfers of loans and investment securities.  The standard is effective for the Company beginning January 1, 2019, and is not expected to have a significant impact to the consolidated financial statements.

Subsequent Events

Management evaluates events occurring subsequent to the balance sheet date, through the date the financial statements are eligible to be issued, to determine whether the events require recognition or disclosure in the financial statements.  With respect to the December 31, 2017 financial statements, Management has considered subsequent events through July 10, 2018.  See Note 16 - Subsequent Events and Related Contingencies.

NOTE 2 - INVESTMENT SECURITIES

The amortized cost and fair value of investment securities, with gross unrealized gains and losses, follows:

	December 31, 2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in thousands)
Debt securities available for sale
U.S. Treasury	$1,003	—	$(8)	$995
State and municipal	24,816	78	(182)	24,712
Corporate	5,620	4	(48)	5,576
Mortgage-backed	116	4	—	120
	$31,555	$86	$(238)	$31,403

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

The amortized cost and fair value of debt securities available for sale at December 31, 2017, by contractual maturity, are shown below.

	Amortized Cost	Fair Value
	(in thousands)
Due in one year or less	$4,010	$4,002
Due after one through five years	22,309	22,219
Due after five years through ten years	3,646	3,575
Due after ten years	1,474	1,487
	31,439	31,283
Mortgage-backed	116	120
	$31,555	$31,403

Investment securities may have actual maturities that differ from contractual maturities due to paydowns on the assets underlying the bonds or early call provisions.

Information pertaining to securities available-for-sale, with gross unrealized losses aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	December 31, 2017
	Less than 12 months		Over 12 months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(in thousands)
U.S. Treasury	$—	$—	$(8)	$995
State and municipal	(172)	14,166	(10)	498
Corporate	(19)	2,753	(29)	1,811
	$(191)	$16,919	$(47)	$3,304

At December 31, 2017, unrealized losses are largely due to differences in market yields as compared to yields available at the time securities were purchased. Management has performed analyses of investment credit quality and cash flows, and does not believe that any securities are impaired due to reasons of credit quality.  The Company has the ability and intent to hold investment securities for a period of time sufficient for a recovery of cost, and fair value is expected to recover as bonds approach maturity.  Accordingly, as of December 31, 2017, management believes the unrealized losses detailed in the table above are temporary.

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

The Company realized $16,000 in gains and no losses on the sale of investment securities in 2017.  All 2017 sales were to an entity affiliated with the Company’s primary shareholder through common ownership.  The sale was initiated for the purpose of removing from the Company’s books non investment-grade municipal securities, and was transacted at estimated fair value.

Investment securities with a fair value of $4,732,000 at December 31, 2017 were pledged as collateral on public deposits and for other purposes as required or permitted by law.

NOTE 3 – LOANS AND ALLOWANCE FOR LOAN LOSSES

Major classifications of loans are as follows at December 31, 2017 (in thousands):

Real Estate
Commercial	$12,467
Residential 1-4 family	12,751
Construction, land and land development	5,432
Multifamily	568
Farmland	725
31,943
Commercial non real estate	1,863
State and municipal	1,366
Consumer and other	1,498
36,670

Less unearned loan fees	(73)
Less allowance for loan losses	(1,136)
$35,461

In the ordinary course of business, the Company may grant loans to its executive officers, significant shareholders, directors, and parties affiliated with those persons (collectively, “related parties”).  However, the Company had no loans to related parties at December 31, 2017.

At December 31, 2017, residential 1-4 family real estate loans totaling $10,560,000 are pledged to secure credit facilities and credit enhancement arrangements with the Federal Home Loan Bank of Topeka.

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

Transactions in the allowance for loan losses are as follows:

	Real Estate	Commercial Non Real Estate	State and Municipal	Consumer and Other	Total
	(in thousands)
Balance at December 31, 2016	$1,205	$63	$22	$18	$1,308
Credit for loan losses	(191)	(27)	14	4	(200)
(Charge-offs)	—	—	—	(2)	(2)
Recoveries	29	—	—	1	30
Net (charge-offs) recoveries	29	—	—	(1)	28
Balance at December 31, 2017	$1,043	$36	$36	$21	$1,136

Components of the allowance for loan losses, and the related carrying amount of loans for which the allowance is determined, are as follows:

	December 31, 2017
	Real Estate	Commercial Non Real Estate	State and Municipal	Consumer and Other	Total
	(in thousands)
Allocation of Allowance to:
Impaired loans - evaluated individually	$—	$—	$—	$—	$—
Impaired loans - evaluated collectively	—	—	—	—	—
Total impaired loans	—	—	—	—	—
Unimpaired loans - evaluated collectively	1,043	36	36	21	1,136
	$1,043	$36	$36	$21	$1,136

Recorded Investment In:
Impaired loans - evaluated individually	$242	$—	$—	$—	$242
Impaired loans - evaluated collectively	—	—	—	—	—
Total impaired loans	242	—	—	—	242
Unimpaired loans - evaluated collectively	31,701	1,863	1,366	1,498	36,428
	$31,943	$1,863	$1,366	$1,498	$36,670

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

Information relative to impaired loans is as follows:

	December 31, 2017					Year Ended December 31, 2017
	Recorded Investment in Impaired Loans With No Valuation Allowance	Recorded Investment in Impaired Loans With A Valuation Allowance	Total Impaired Loans	Valuation Allowance on Impaired Loans	Commitments to Extend Credit on Impaired Loans	Average Impaired Loans
	(in thousands)
Real Estate
Commercial	$242	$—	$242	$—	$—	$250
Residential 1-4 family	—	—	—	—	—	57
	$242	$—	$242	$—	$—	$307

Impaired loans at December 31, 2017 is comprised of a single loan which is considered a troubled debt restructuring and which is performing under the modified terms.  There are no nonaccrual loans at December 31, 2017.

Interest income recognized on impaired loans is immaterial for the year ended December 31, 2017.

At December 31, 2017, there are no loans in the process of foreclosure.

At December 31, 2017, there are no loans past due 30 days or greater.

There were no loans modified as a troubled debt restructuring that defaulted in 2017 where the default occurred within 12 months of the restructuring.  For the purpose of this disclosure, a default is considered a payment delinquency of 90 days or greater, or foreclosure and repossession of the applicable collateral.

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

The following summarizes loans by credit rating:

	December 31, 2017
	Credit Rating
	Pass	Special Mention	Substandard	Doubtful	Total loans
	(in thousands)
Real Estate
Commercial	$11,446	$526	$495	$—	$12,467
Residential 1-4 family	12,617	—	134	—	12,751
Construction, land and land development	5,275	—	157	—	5,432
Multifamily	568	—	—	—	568
Farmland	725	—	—	—	725
Commercial non real estate	1,863	—	—	—	1,863
State and municipal	986	380	—	—	1,366
Consumer and other	1,484	—	14	—	1,498
	$34,964	$906	$800	$—	$36,670

At December 31, 2017, commercial real estate loans graded “special mention” include a $338,000 loan for which $236,000 is covered by a U.S. Department of Agriculture guaranty.

NOTE 4– SERVICED LOANS AND CREDIT ENHANCEMENTS

At December 31, 2017, the Company has 96 loans, totaling $18,026,000, sold to and serviced for the Federal Home Loan Bank of Topeka under the Federal Home Loan Bank’s Mortgage Partnership Finance Program.  Servicing income earned by the Company in 2017 was $43,000 and is included as a component of mortgage banking income.  As discussed in Note 1, a servicing right asset has not been recorded on the basis of immateriality.

At December 31, 2017, the Company has $666,000 in gross credit enhancement exposure to the Federal Home Loan Bank of Topeka relative to the serviced loan portfolio.   In the event that serviced loans default, and borrower equity and private mortgage insurance amounts are depleted and loan losses occur, the credit enhancement exposure is the loss sharing amount to the Federal Home Loan Bank.  The Company has not recorded a liability for the credit enhancement exposure as it believes the fair value of the credit enhancement exposure is immaterial to the consolidated financial statements due to strong credit quality and no loss history.  The gross credit enhancement exposure amount is collateralized by a pledge of loans.

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

NOTE 5 – PREMISES, EQUIPMENT AND SOFTWARE

Premises and equipment are as follows at December 31, 2017 (in thousands):

Land and improvements	$1,135
Buildings and improvements	2,179
Furniture and equipment	491
3,805
Less accumulated depreciation	(1,816)
$1,989

Depreciation expense in 2017 was $107,000.

At December 31, 2017, there is $51,000 of software included as a component of Other Assets ($323,000 cost and $272,000 accumulated amortization).  Software amortization expense in 2017 was $31,000.

In 2017, occupancy and equipment expense of $294,000 is net of $67,000 in rental income.

NOTE 6 - DEPOSITS

Deposits are comprised of the following at December 31, 2017 (in thousands):

Noninterest-bearing accounts	$26,737
Interest-bearing checking and NOW accounts	17,701
Money market accounts	3,491
Savings accounts	23,049
Escrow accounts	96
Individual retirement accounts	3,428
Time certificates of deposit	4,750
$79,252

At December 31, 2017, there is $23,458,000 in accounts with a balance of $250,000 or greater, including $871,000 in individual retirement accounts and time certificates of deposit.

Scheduled maturities of individual retirement accounts and time certificates of deposit at December 31, 2017 are as follows (in thousands):

Maturity
2018	$3,403
2019	1,467
2020	786
2021	536
2022	1,053
Thereafter	933
$8,178

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

At December 31, 2017, the Company had $854,000 in deposits from its executive officers, significant shareholders, directors, and parties affiliated with those persons.

NOTE 7 –NOTES PAYABLE AND CREDIT FACILITIES

Notes Payable

Notes payable of $500,000 at December 31, 2017 are comprised of unsecured promissory notes payable to certain shareholders of the Company. The notes bear interest at a variable rate equal to the Bank’s base rate (4.5% at December 31, 2017), and interest is due quarterly and principal is due upon demand with no specified maturity date.  The notes were paid off and retired in February, 2018.

Federal Home Loan Bank

The Company is eligible to borrow from the Federal Home Loan Bank of Topeka on both a short-term and long-term basis.  The amount of credit available is based on discounted amounts of any loans and investment securities pledged as collateral, subject to a maximum amount based on the Company’s asset size.  Any outstanding borrowings are also secured by the Company’s Federal Home Loan Bank stock.  At December 31, 2017, no borrowings are outstanding and the Company is eligible to borrow up to $7,885,000.

Federal Funds

The Company has an unsecured federal funds line at one of its correspondent banks with a maximum credit limit of $2,260,000 at December 31, 2017. No amounts were outstanding under this line at December 31, 2017. The federal funds line is uncommitted, and funding requests made by the Company are subject to the lending institution’s approval and funding availability at the time of request.

Discount Window

The Company is eligible to borrow from the Federal Reserve discount window based upon discounted amounts of investment securities and loans pledged as collateral.  At December 31, 2017, the Company has not pledged any collateral to the Federal Reserve and borrowing capacity is $-0-.

NOTE 8 – SHAREHOLDER EQUITY

Various restrictions limit the extent to which dividends may be paid by the Bank to SCC.  Generally, regulatory approval is required for the Bank to pay dividends in any calendar year that exceed the Bank’s net profit for that year combined with its retained profits for the preceding two years.  In addition, dividends paid by the Bank would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below applicable minimum capital requirements.  During 2017, the Bank did not pay any dividends to SCC.

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

NOTE 9 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit and letters of credit.   The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.  The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amounts of those instruments.  The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no breach of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Company evaluates each customer's credit-worthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary, by the Company upon extension of credit is based on management's credit evaluation of the customer.  Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment and real estate.  Some unfunded commitments under commercial lines of credit, revolving lines of credit and overdraft protection agreements are uncollateralized.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The following financial instruments were outstanding at December 31, 2017 whose contract amounts represent risk (in thousands):

Commitments to extend credit	$6,051
Standby letters of credit	100
$6,151

NOTE 10 - EMPLOYEE BENEFIT PLAN

The Company has a defined contribution and profit sharing plan in which substantially all full-time employees have elected to participate.  Employees may contribute from 1% to 75% of their compensation to the plan, subject to certain limits based on federal tax laws.  The Company may make safe harbor contributions to the plan of 3% of participants’ compensation and these contributions are immediately vested.  Additionally, based on certain performance measures of the Bank, the Company may make profit sharing contributions of up to 12% of participants’ compensation. Company profit sharing contributions vest to participant’s over six years.  Expense attributable to this plan for 2017 was $17,000.

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

NOTE 11 - REGULATORY MATTERS

Banks and bank holding companies are subject to various regulatory capital requirements administered by state and federal banking agencies.  Capital adequacy guidelines, and additionally for banks prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices.  Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weighting and other factors.

The Basel III Capital Rules became effective for the Bank on January 1, 2015, subject to a phase-in for certain provisions.  Quantitative measures established by the Basel III Capital Rules to ensure capital adequacy require the maintenance of minimum amounts and ratios (set forth in the table below) of common equity tier 1 capital, tier 1 capital and total capital (as defined in the regulations) to risk-weighted assets (as defined), and of tier 1 capital to quarterly average assets (as defined).

At December 31, 2017, the Bank’s regulatory capital is comprised of the following:  1) Common equity tier 1 capital – consisting of common stock, related paid-in-capital and retained earnings; 2) Additional tier 1 capital – there are no components of tier 1 capital beyond common equity tier 1 capital; 3) Tier 2 capital - consisting of a permissible portion of the allowance for loan losses; and 4) total capital - the aggregate of  all tier 1 and tier 2 capital.  In connection with the adoption of the Basel III Capital Rules, the Bank elected to opt-out of the requirement to include most components of accumulated other comprehensive income/loss in common equity tier 1 capital.

When fully phased in on January 1, 2019, the Basel III capital rules will require the Bank to maintain a minimum ratio of common equity tier 1 capital to risk-weighted assets of at least 4.5%, plus a 2.5% “capital conservation buffer” (which is added to the 4.5% common equity tier 1 capital ratio as the buffer is phased in, effectively resulting in a minimum ratio of common equity tier 1 capital to risk-weighted assets of 7.0% upon full phase in).  The Bank will also be required to maintain a tier 1 capital to risk-weighted assets ratio of 6.0% (8.5% including the capital conservation buffer), a total capital to risk-weighted assets ratio of 8.0% (10.5% including the capital conservation buffer), and a tier 1 capital to quarterly average assets ratio of 4.0%.

The aforementioned capital conservation buffer phases in at 0.625% annually over a four-year period beginning January 1, 2016, and is designed to absorb losses during periods of economic stress.  Banking institutions with capital ratios above the base minimums but below the effective minimums (which include the buffer) will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall.

The following table presents actual and required capital ratios as of December 31, 2017 for the Bank under the Basel III Capital Rules.  The minimum required capital amounts presented include the minimum required capital levels as of December 31, 2017 based on the phase-in provisions of the Basel III Capital Rules and the minimum required capital levels as of January 1, 2019 when the Basel III Capital rules have been fully phased-in, and include the capital conservation buffer.  Capital levels required to be considered well capitalized are based on prompt corrective action regulations, as amended to reflect changes under the Basel III Capital Rules.

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

	Actual		Minimum required for capital adequacy purposes - Basel III phase-in schedule		Minimum required for capital adequacy purposes - Basel III fully phased-in		Required to be considered well capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
As of December 31, 2017
Total capital (to risk weighted assets)	$8,472	15.64%	$5,010	9.25%	$5,687	10.5%	$5,417	10.0%
Tier 1 capital (to risk weighted assets)	7,789	14.38%	3,927	7.25%	4,604	8.5%	4,333	8.0%
Common equity tier 1 capital (to risk weighted assets)	7,789	14.38%	3,114	5.75%	3,792	7.0%	3,521	6.5%
Tier 1 capital (to average assets)	7,789	9.21%	3,384	4.00%	3,384	4.0%	4,230	5.0%

Regulatory authorities can initiate certain mandatory actions if the Bank fails to meet the minimum capital requirements, which could have a direct and material effect on the Company’s financial statements.  Management believes, as of December 31, 2017, that the Bank meets all capital adequacy requirements to which it is subject and that the Bank exceeds the minimum levels necessary to be considered “well capitalized.”

Note 12 - Fair Value MEASUREMENTS AND DISCLOSURES

The following is a description of the Company’s valuation methodologies for assets and liabilities recorded at fair value:

Securities Available for Sale –Debt securities are reported at fair value based upon measurements obtained from an independent pricing service. The fair value measurements are determined by quoted market prices, if available (Level 1), or consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, market consensus prepayment speeds, credit information and the bonds’ terms and conditions, among other things (Level 2).  For certain municipal securities and corporate securities, including auction rate municipal securities, market activity and observable data is highly limited. Fair value of these securities is considered to be amortized cost (level 3).

Impaired Loans - The Company does not record loans at fair value on a recurring basis. However, from time to time, valuation allowances are recorded on these loans to reflect (1) the current appraised or market-quoted value of the underlying collateral, less an estimate of cost to sell, or (2) the discounted value of expected cash flows. In some cases, the properties for which market quotes or appraised values have been obtained are located in areas where comparable sales data is limited, outdated, or unavailable. Fair value estimates for impaired loans measured for impairment based upon the value of the collateral are obtained from independent appraisers or other third-party consultants, and for other impaired loans are based on discounted cash flow analyses (Level 3).

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

Real Estate Held For Sale-  The Company does not record real estate held for sale at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these properties to reflect the current appraised value (less an estimate of cost to sell). In some cases, the properties for which appraised values have been obtained are located in areas where comparable sales data is limited, outdated, or unavailable. Fair value estimates for real estate held for sale are obtained from independent appraisers or other third-party consultants (level 3).

The following table provides the hierarchy and fair value for each major category of assets and liabilities recorded at fair value on a recurring basis as of December 31, 2017:

	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Carrying amount
	(in thousands)
Debt Securities Available for Sale
U.S. Treasury	$—	$995	$—	$995
State and municipal	—	23,382	1,330	24,712
Corporate	—	5,076	500	5,576
Mortgage-backed	—	120	—	120
	$—	$29,573	$1,830	$31,403

Activity for debt securities available for sale recorded at fair value on a recurring basis using significant unobservable inputs (Level 3) is immaterial to the financial statements for 2017.

The following table provides the hierarchy and fair value for each major category of assets and liabilities recorded at fair value on a non-recurring basis as of December 31, 2017:

	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Carrying amount
	(in thousands)
Real estate held for sale	$—	$—	$132	$132

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

At December 31, 2017, real estate held for sale with an initial cost basis of $770,000 has a $638,000 valuation allowance.

At December 31, 2017, there are no impaired loans with a valuation allowance.

NOTE 13– PARENT COMPANY FINANCIAL INFORMATION

Following is financial information on SCC, presented on a parent company only basis:

Southern Colorado Corp.
Balance Sheet - Parent Company Only Basis
December 31, 2017
(dollars in thousands, except per share amounts)

Assets
Cash in Citizens Bank of Pagosa Springs	$224
Investment in Citizens Bank of Pagosa Springs	7,637
Other assets	1
Total assets	$7,862

Liabilities
Notes payable	$500
Accrued expenses and other liabilities	4
Total liabilities	504

Stockholders' equity
Common stock - $1.00 par value; 200,000 shares authorized; 160,000 shares issued and outstanding	160
Additional paid-in capital	5,370
Retained earnings	1,980
Accumulated other comprehensive loss	(152)
Total stockholders' equity	7,358
Total liabilities and stockholders' equity	$7,862

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

Southern Colorado Corp.
Statement of Income - Parent Company Only Basis
Year Ended December 31, 2017
(dollars in thousands)

Gain on sale of securities available for sale	$7
Interest expense	(21)
Management and administration fees	(106)
Other expense	(6)
Loss before equity in undistributed earnings of subsidiary	(126)
Equity in undistributed earnings of subsidiary	791
Net income	$665

Southern Colorado Corp.
Statement of Cash Flows - Parent Company Only Basis
Year Ended December 31, 2017
(dollars in thousands)

Cash flows from operating activities
Net income	$665
Adjustments to reconcile net income to net cash from operating activities:
Gain on sale of securities available for sale	(7)
Undistributed earnings of subsidiary	(791)
Net cash used by operating activities	(133)

Cash flows from investing activities
Proceeds from sale of investment securities available for sale	87
Net cash provided by investing activities	87
Net change in cash	(46)
Cash at beginning of year	270
Cash at end of year	$224

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

NOTE 14– PRO FORMA FINANCIAL INFORMATION

As discussed in Note 1, the Company is an S Corporation for income tax purposes and, accordingly, the Consolidated Statement of Income for 2017 reflects no corporate income tax expense.  Pro forma results of operations, presented on a C Corporation basis using statutory federal and state rates in effect for 2017, would have been as follows:

Net income as reported	$665
Pro-forma income tax expense	46
Pro-forma net income	$619

The pro-forma effective tax rate of 6.9% differs from the 37% blended federal and Colorado statutory rate due primarily to tax-exempt interest on investment securities and loans.

NOTE 15–RELATED PARTY TRANSACTIONS

Related party investment transactions, loans and deposits are described in Notes 2, 3 and 6, respectively.  A subsequent event involving a related party is described in Note 16.

The Company is affiliated with First National Bank of Durango, Bank of New Mexico, Farmers Savings Bank and Chain Bridge Bank through common ownership.  The Company had loan participations sold to these affiliates of $1,389,000 at December 31, 2017.  The Company had loan participations purchased from these affiliates of $2,315,000 at December 31, 2017.

The Company receives item processing and data processing services from First National Bank of Durango.  Fees paid by the Company for these services totaled $65,000 in 2017.

The Company is affiliated with BankNote Capital Corp. and Otis Management LLC through common ownership.  These affiliates provide various management and administration services to the Company. The Company paid these affiliates $231,000 in 2017, including $220,000 in management and administration fees and $11,000 in reimbursements for expenses incurred on the Company’s behalf.

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

NOTE 16– SUBSEQUENT EVENTS AND RELATED CONTINGENCIES

Land Sale to Related Party and Remediation Contingency

In 2018, the Company sold land with a carrying amount of $702,000 to an entity affiliated with the Company through common ownership.  The land was vacant land held for a future branch location no longer expected to be constructed by the Company, and was sold for its estimated fair value of $700,000.

The land has a drainage issue existing prior to the sale of the land which the Company believes is due to the incorrect installation of a highway drainage system by the Colorado Department of Transportation. The Town of Pagosa Springs has petitioned the Company to remedy the drainage issue, citing a risk of improper drainage during a flood. It is not clear to the Company whether or not it has any responsibility for rectifying potential drainage issues. The Company is currently evaluating its options and has not committed to the Town of Pagosa Springs to take any remediation action.

Notwithstanding the lack of commitment to the Town of Pagosa Springs, the Company has committed to a buyer of the Company (see sale of Company in the next section of this note) that it will use reasonable best efforts to do the following prior to closing of the sale: (1) investigate, evaluate and determine whether Company is legally responsible for the remediation of the drainage issue; (2) if the Company determines it is not legally responsible, seek confirmation of such determination from relevant authorities (if applicable) and/or seek to have the responsible third party remediate the drainage issue; and (3) obtain one or more reports from independent contracting firm(s) estimating the cost of such remediation.  The Company has also committed to the buyer that: (1) if, following the investigation, the Company determines it is responsible for remediation of the drainage issue, then prior to closing of the sale the Company will either remediate the drainage issue or a related party of the Company will assume the liability to remediate the drainage issue (which may include a cash payment by Company to the related party) pursuant to an agreement reasonably acceptable to the related party and the buyer of the Company; (2) if responsibility for the drainage issue is not determined prior to the closing of the sale or the Company and buyer cannot in good faith agree on whether the Company is responsible, the related party will assume the liability to remediate the drainage issue (which may include a cash payment by Company to the Related Party) pursuant to an agreement reasonably acceptable to the related party and the buyer of the Company; and (3) if, following the investigation, the Company determines it is not responsible for remediation of the drainage issue and the buyer, acting in good faith, concurs in such determination, then no further action by Company or any related party will be required.

As of December 31, 2017, the Company has not recorded any liability with respect to remediation of the drainage issue as the Company cannot reasonably determine whether it is probable that it is responsible.  However, in 2018 and subject to Bank Board review and approval, the Company determined that it is likely to make a payment to the related party for the related party to assume the remediation contingency even though the Company’s responsibility for remediation has not been determined.  As of July 10, 2018, formal action by the Bank Board is pending along with completion of engineer estimates as to remediation cost and the related determination of the cost to the Company to transfer the continent liability to the related party.  If the Company determines to transfer the remediation contingency regardless of whether it is responsible, management believes that the cost will range from $200,000 to $250,000; however, the actual cost could be materially different based upon the results of the engineering assessment.

Southern Colorado Corp. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

Sale of Company

In the second quarter of 2018, the Company entered into a definitive agreement to be acquired by, and merged with and into, Triumph Bancorp, Inc. through the Company’s shareholders’ exchange of all the Company’s common stock for cash from Triumph (NASDAQ:  TBK).  The transaction is subject to regulatory approval, shareholder approval and customary closing conditions, and is expected to close in the third quarter of 2018.

Bank Dividend to SCC

In the first quarter of 2018 the Bank paid dividends of $1,000,000 to SCC which were used to retire SCC’s debt and provide liquidity at the holding company level.

Reverse Provision to Allowance for Loan Losses

During the period January 1, 2018 through July 10, 2018, the Company recorded $400,000 in reverse provisions to the allowance for loan losses.

SUPPLEMENTAL CONSOLIDATING SCHEDULES

Southern Colorado Corp. and Subsidiary

SUPPLEMENTAL CONSOLIDATING STATEMENT OF FINANCIAL CONDITION

December 31, 2017

	December 31, 2017
	Citizens Bank of Pagosa Springs	Southern Colorado Corp.	Consolidating Entries	Consolidated
	(dollars in thousands)
ASSETS
Cash and due from banks	$2,204	$224	$(224)	$2,204
Interest-bearing deposits in banks	15,537	—	—	15,537
Total cash and cash equivalents	17,741	224	(224)	17,741
Investment securities available for sale	31,403	—	—	31,403
Federal Home Loan Bank stock	127	—	—	127
Loans, net of allowance for loan losses of $1,136	35,461	—	—	35,461
Accrued interest receivable	302	—	—	302
Premises and equipment, net	1,989	—	—	1,989
Real estate held for sale	132	—	—	132
Other assets	140	1	—	141
Investment in Citizens Bank of Pagosa Springs	—	7,637	(7,637)	—
	$87,295	$7,862	$(7,861)	$87,296

LIABILITIES
Deposits
Noninterest-bearing	$26,961	$—	$(224)	$26,737
Interest-bearing	52,515	—	—	52,515
Total deposits	79,476	—	(224)	79,252
Notes payable	—	500	—	500
Accrued expenses and other liabilities	182	4	—	186
Total liabilities	79,658	504	(224)	79,938

STOCKHOLDERS' EQUITY
Common stock	200	160	(200)	160
Additional paid-in capital	4,700	5,370	(4,700)	5,370
Retained earnings	2,889	1,980	(2,889)	1,980
Accumulated other comprehensive loss	(152)	(152)	152	(152)
Total stockholders' equity	7,637	7,358	(7,637)	7,358
	$87,295	$7,862	$(7,861)	$87,296

Southern Colorado Corp. and Subsidiary

SUPPLEMENTAL CONSOLIDATING STATEMENT OF INCOME

Year Ended December 31, 2017

	Year Ended December 31, 2016
	Citizens Bank of Pagosa Springs	Southern Colorado Corp.	Consolidating Entries	Consolidated
	(dollars in thousands)
Interest and dividend income
Loans, including fees	$1,937	$—	$—	$1,937
Taxable investment securities	108	—	—	108
Tax-exempt investment securities	511	—	—	511
Federal Home Loan Bank stock	4	—	—	4
Interest-bearing deposits	92	—	—	92
Total interest and dividend income	2,652	—	—	2,652

Interest expense
Deposits	233	—	—	233
Notes payable	—	21	—	21
Total interest expense	233	21	—	254

Net interest income	2,419	(21)	—	2,398

Credit for loan losses	(200)	—	—	(200)

Net interest income after provision for loan losses	2,619	(21)	—	2,598

Noninterest income
Service charges on deposit accounts	99	—	—	99
ATM and debit card	184	—	—	184
Mortgage banking	192	—	—	192
Net gain on sale of securities available for sale	9	7	—	16
Other noninterest income	19	—	—	19
	503	7	—	510

Noninterest expense
Salaries and employee benefits	1,173	—	—	1,173
Occupancy and equipment	294	—	—	294
Data processing and software	142	—	—	142
ATM and debit card	134	—	—	134
Management and administration fees	120	100	—	220
Other noninterest expense	468	12	—	480
	2,331	112	—	2,443

Income (loss) before equity in income of subsidiary	791	(126)	—	665

Equity in income of subsidiary	—	791	(791)	—

Net income	$791	$665	$(791)	$665